AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2001
                                                         REGISTRATION NO. 333-__
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                          13-3286161
-------------------------------                         -------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)


                             SAMUEL L. MOLINARO JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                               ------------------


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                                          PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM OFFERING       AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED              REGISTERED(1)          PRICE PER UNIT(2)                PRICE(2)              FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
     per share                           414,153              $44.59                        $18,467,082             $4,616
=============================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on March 22, 2001.

================================================================================

                                Explanatory Note


This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                               REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.


                         414,153 SHARES OF COMMON STOCK


     Certain of our employees, all of whom are named in this prospectus, are selling for their own accounts up to 414,153 shares of our Common Stock that they acquired pursuant to our Capital Accumulation Plan for Senior Managing Directors. We will not receive any of the proceeds from such sales.

     The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

     The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On March 22, 2001, the closing price of the Common Stock on the Exchange was $45.21 per share.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                 March 23, 2001

     YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ----------------

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

Where You Can Find More Information...........................................2
Forward-Looking Statements....................................................3
Certain Definitions...........................................................4
The Company...................................................................5
Selling Stockholders..........................................................7
Plan of Distribution.........................................................11
Experts......................................................................12



                 WHERE YOU CAN FIND MORE INFORMATION

     We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

     The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

      (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000; and

      (ii) the description of the Common Stock, which is registered under
           Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

     We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                           FORWARD-LOOKING STATEMENTS

     CERTAIN STATEMENTS INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS INCLUDING (WITHOUT LIMITATION) CERTAIN MATTERS DISCUSSED UNDER "LEGAL PROCEEDINGS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK" INCLUDED IN OR INCORPORATED BY REFERENCE IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2000, WHICH HAS BEEN FILED WITH THE SEC, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS CONCERNING MANAGEMENT'S EXPECTATIONS, STRATEGIC OBJECTIVES, BUSINESS PROSPECTS, ANTICIPATED ECONOMIC PERFORMANCE AND FINANCIAL CONDITION AND OTHER SIMILAR MATTERS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THE DOCUMENT IN WHICH THEY ARE MADE. WE DISCLAIM ANY OBLIGATION OR UNDERTAKING TO PROVIDE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT ANY CHANGE IN OUR EXPECTATIONS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH THE FORWARD-LOOKING STATEMENT IS BASED.

                               CERTAIN DEFINITIONS


     Unless otherwise stated in this prospectus:

o the "Company," "we," "us," and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

o    "AMEX" refers to the American Stock Exchange;

o    "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

o    "BSB" refers to Bear Stearns Bank plc;

o    "BSSC" refers to Bear, Stearns Securities Corp.;

o    "BSIL" refers to Bear, Stearns International Limited;

o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.;

o    "NASD" refers to the National Association of Securities Dealers, Inc.; and

o    "NYSE" refers to the New York Stock Exchange.

Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

                                   THE COMPANY

     We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling our proprietary and customer transactions. Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o    securities, options and futures brokerage;

o    providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o    financing customer activities;

o    securities lending;

o    securities and futures arbitrage;

o    involvement in specialist activity on both the NYSE and the AMEX;

o    underwriting and distributing securities;

o    arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o    making principal investments in leveraged acquisitions;

o    engaging in commercial real estate activities;

o    investment management and advisory; and

o    fiduciary, custody, agency and securities research services.


Our business is conducted:

o    from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

o from representative offices in Beijing, Buenos Aires, Sao Paulo, Seoul and Shanghai;

o through international offices in Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and

o    through joint ventures with other firms in Belgium, Greece and Spain.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

     Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the International Stock Exchange. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

     BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities & Derivatives Exchange, Marche a Terme International de France, SA and the London Clearing House. BSIL is supervised by and is regulated in accordance with the rules of the Securities and Futures Authority.

     BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the choice of dealing with a banking counterparty.

     We are incorporated in the State of Delaware. Our principal executive office is located at 245 Park Avenue, New York, New York 10167; our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

                              SELLING STOCKHOLDERS

     This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

     Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

     o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

     o the number of shares of Common Stock each Selling Stockholder beneficially owned as of March 13, 2001;

     o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

     o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

     This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.

                                                                                          SHARES BENEFICIALLY OWNED
                                              SHARES               SHARES                    AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY           ----------------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS             NUMBER               PERCENT
------------------------------------      ---------------     ---------------         ----------------------------------
Edward Almeida                                  23,283               1,722                   21,561               *
Wayne Angell                                     9,181               2,677                    6,504               *
Raymond Aronson                                  2,636                 386                    2,250               *
Perrin Arturi                                    1,470                 594                      876               *
Jeffrey C. Bernstein                            24,702               2,406                   22,296               *
Damion Carufe                                    3,511               1,255                    2,256               *
James E. Cayne (4)                           4,598,412              41,816                4,556,596             2.96%
   President
   Chief Executive Officer
Vincent M. Cazzetta                              2,123                 198                    1,925               *
Daniel A. Celentano                              9,960               1,593                    8,367               *
Pasquale CeStaro, III                           32,575               2,390                   30,185               *
Peter Cherasia (a)                              38,631               7,958                   30,673               *
John Chimento                                    4,002               1,007                    2,995               *
Ralph Cioffi                                    84,337              20,772                   63,565               *
Marshall Coburn                                 19,214               2,873                   16,341               *
Barry J. Cohen                                 170,488               5,486                  165,002               *
Michael Cohen                                   16,492               1,422                   15,070               *
David S. Connelly                                6,171               4,786                    1,385               *
Steven M. Dantus (5)                            36,006               4,112                   31,894               *
Andrew Decker                                    1,660               1,265                      395               *
Richard W. Dimino                               69,530                 499                   69,031               *
John Doyle                                       1,378               1,050                      328               *
Kenneth Edlow                                  128,406               1,493                  126,913               *
   Secretary
Yan Erlikh                                      34,933               7,124                   27,809               *
Marc Feuer                                       5,046                 618                    4,428               *
William Finn                                    37,343               1,316                   36,027               *
Michael Frankel                                 27,678               1,026                   26,652               *
William Gangi                                    5,254               3,223                    2,031               *
Bruce E. Geismar (a)(6)                        103,232               5,798                   97,434               *
Andrew E. Haas (7)                              34,441               3,735                   30,706               *
Robert Harteveldt                               14,623               7,767                    6,856               *
Cory Hechler                                    11,184               3,083                    8,101               *
Kent Hiteshew                                    1,827                 875                      952               *
Daniel Hoffman                                  13,715               3,230                   10,485               *
Marjorie Hogan                                  15,613               2,677                   12,936               *
Michael Hyatt (8)                               60,819               2,135                   58,684               *
Robert B. Jackman                              236,236               2,942                  233,294               *
William M. Jennings                            334,320               2,496                  331,824               *
Brian C. Jerome                                 22,386               1,648                   20,738               *
Michael Josephson                               25,780               2,104                   23,676               *
Richard Kahn                                     4,894                 753                    4,141               *
Daniel L. Keating (a)                          145,630               2,495                  143,135               *
Frederick N. Khedouri                           14,768               4,655                   10,113               *
John Knight                                      4,240                 737                    3,503               *
John Y. Koren                                   12,466               1,656                   10,810               *
Hans Rudolph Kunz                               78,418               3,674                   74,744               *

                                                                                          SHARES BENEFICIALLY OWNED
                                              SHARES               SHARES                    AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY           ----------------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS             NUMBER               PERCENT
------------------------------------      ---------------     ---------------         ----------------------------------
Pascal Lambert                                   2,683                 301                    2,382               *
Andrew Lawrence                                109,839                 670                  109,169               *
Mark E. Lehman (9)                             138,170               4,638                  133,532               *
   Executive Vice President
   General Counsel
Frederick Leuffer                               32,078               3,053                   29,025               *
Marshall J Levinson (10)                         5,023                 725                    4,298               *
   Controller
Anthony Liberatore                               5,996               1,019                    4,977               *
Bruce M. Lisman                                180,223               7,474                  172,749               *
Roland N. Livney                                 8,875               4,629                    4,246               *
Shumer Lonoff                                    2,648                  40                    2,608               *
Michael A. Lorig                                20,376               3,166                   17,210               *
Ralph Mack                                       5,834               5,123                      711               *
Anthony Magro                                    4,112               4,112                        -               *
David Malpass                                    2,336               2,042                      294               *
Thomas Marano                                    3,717               2,561                    1,156               *
Michael J. Margolis                              3,296                 381                    2,915               *
George J. Mason                                 23,059                 874                   22,185               *
Jeffrey A. Mayer                                 4,396               4,112                      284               *
James McKenna                                    1,765               1,437                      328               *
Jeffrey Mehl                                    69,228               1,864                   67,364               *
Michael Minikes (a) (11)                       383,568              17,623                  365,945               *
   Treasurer
Samuel L. Molinaro Jr.                          14,456               1,041                   13,415               *
   Senior Vice President-Finance
   Chief Financial Officer
Dominick Mondi                                   4,331               2,037                    2,294               *
Donald R. Mullen (a)                             6,473               6,473                        -               *
Mark Murphy                                      4,698               4,031                      667               *
Steven B. Nakovich                              54,851               2,115                   52,736               *
Andrew Neff                                     15,154               1,500                   13,654               *
Barry Nix                                        6,674               6,674                        -               *
Timothy O'Neill                                 12,414               1,987                   10,427               *
Craig M. Overlander                              7,438               4,432                    3,006               *
Aldo Parcesepe                                 169,129               3,630                  165,499               *
Terese D. Payne                                134,580               5,672                  128,908               *
   (Leave of Absence)
Edward Raice                                    20,851                 424                   20,427               *
Stephen E. Raphael                              10,523               7,576                    2,947               *
Robert Reitzes                                   7,138               6,138                    1,000               *
Michael Saperstein (12)                        623,815                  75                  623,740               *
Michael D. Sargent                              84,146               1,318                   82,828               *
Kenneth Savio                                   32,699               2,135                   30,564               *
Steven Scari                                    12,638               1,896                   10,742               *
Joel S. Schlesinger                             12,687               1,175                   11,512               *
Clark Schubach                                  44,020               1,585                   42,435               *
Alan D. Schwartz                               871,567              21,361                  850,206               *
Theodore M. Serure                               4,647               1,486                    3,161               *
Nathaniel Singer                                 2,422                 960                    1,462               *
Anthony P. Skvarla                              27,035                 600                   26,435               *
Andrew Sloves                                   20,519               5,414                   15,105               *
Kevin Smyth                                     23,835               2,446                   21,389               *

                                                                                          SHARES BENEFICIALLY OWNED
                                              SHARES               SHARES                    AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY           ----------------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS             NUMBER               PERCENT
------------------------------------      ---------------     ---------------         ----------------------------------
Kurt Soukup                                     15,724              15,215                      509               *
Kenneth Spindel                                  8,825                 881                    7,944               *
Sheldon I. Stein                                 2,761               2,496                      265               *
Robert Steinberg                               935,954              10,486                  925,468               *
Stephen M. Straty                                2,373               2,312                       61               *
Theodore H. Strauss                             24,087                 800                   23,287               *
Kok Wee Tan                                      2,339               2,339                        -               *
Donald Tang                                      6,819               6,819                        -               *
Salvatore Tiano                                  6,623               2,205                    4,418               *
Michael Urfirer                                141,526              28,558                  112,968               *
Eli Wachtel (13)                                14,250               2,135                   12,115               *
James Wolfsberg                                  3,005               1,419                    1,586               *
George J. Zahringer                             20,786               2,979                   17,807               *
Uzi Zucker (a)                                 235,140               1,957                  233,183               *

------------------
* Less than one (1%) percent.

(a)  Former member of the Board of Directors of the Company.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 20,748,656 shares underlying units credited under the Capital Accumulation Plan and the Restricted Stock Award Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Does not include 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 235,254 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Includes 22 shares of Common Stock held by Mr. Dantus as custodian for his child.

(6) Does not include 2,348 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

(7) Includes 318 shares of Common Stock held by Mr. Haas as custodian for his children.

(8) Includes 694 shares of Common Stock held by Mr. Hyatt as custodian for his children.

(9) Does not include 29,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(10) Does not include 77 shares of Common Stock held in a trust established for Mr. Levinson's daughter, as to which shares Mr. Levinson disclaims beneficial ownership.

(11) Does not include 1,760 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(12) Does not include 161,060 shares of Common Stock held in two trusts established for Mr. Saperstein's daughter, as to which shares Mr. Saperstein disclaims beneficial ownership.

(13) Mr. Wachtel also has a short position of 9,892 shares of Common Stock.

                              PLAN OF DISTRIBUTION

     Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

     The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

     o in transactions (including one or more block transactions) on the NYSE;

     o    in the public market off the NYSE;

     o    in privately negotiated transactions;

     o    through put or call options transactions relating to the shares;

     o    through short sales of shares; or

     o    in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

     The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

     Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2000 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the SEC pursuant to
Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000; and (ii) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.    DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

     We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

     For the undertaking with respect to indemnification, see Item 9.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the registrant claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under the registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.    EXHIBITS.

           Exhibit No.          Description
           -----------          -----------

           4(a)(1)      --      Restated Certificate of Incorporation of the
                                Registrant (incorporated by reference to Exhibit
                                4(a)(1) to the Registration Statement on Form
                                S-3 (File No. 333-57083)).

           4(a)(2)      --      Certificate of Stock Designation relating to the
                                Registrant's Adjustable Rate Cumulative
                                Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration
                                Statement on Form S-8 (File No. 33-49979)).

           4(a)(3)      --      Certificate of Stock Designation relating to the
                                Registrant's Cumulative Preferred Stock, Series
                                E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

           4(a)(4)      --      Certificate of Stock Designation relating to the
                                Registrant's Cumulative Preferred Stock, Series
                                F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

           4(a)(5)      --      Certificate of Stock Designation relating to the
                                Registrant's Cumulative Preferred Stock, Series
                                G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

           4(b)         --      Amended and Restated By-laws of the Registrant
                                (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the
                                Registration Statement on Form S-8 (File No.
                                333-81901)).

           23(a)        --      Consent of Deloitte & Touche LLP.

           24           --      Power of attorney (included in the signature
                                pages to the Registration Statement).

     An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2001.



                                         THE BEAR STEARNS COMPANIES INC.



                                         By: /s/ SAMUEL L. MOLINARO JR.
                                             ----------------------------------
                                                 SAMUEL L. MOLINARO JR.
                                                 Senior Vice President - Finance
                                                 and Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 23, 2001.


             SIGNATURE                                   TITLE
             ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.


 /s/ ALAN C. GREENBERG                    Chairman of the Board and Director
--------------------------------------
          ALAN C. GREENBERG


 /s/ JAMES E. CAYNE                       President, Chief Executive Officer
------------------------------------         and Director (Principal
           JAMES E. CAYNE                    Executive Officer)


 /s/ CARL D. GLICKMAN                     Director
------------------------------------
          CARL D. GLICKMAN


 /s/ DONALD J. HARRINGTON                 Director
------------------------------------
        DONALD J. HARRINGTON

             SIGNATURE                                   TITLE
             ---------                                   -----


 /s/ WILLIAM L. MACK                      Director
------------------------------------
           WILLIAM L. MACK


 /s/ FRANK T. NICKELL                     Director
------------------------------------
          FRANK T. NICKELL


                                          Director
------------------------------------
         FREDERIC V. SALERNO


 /s/ ALAN D. SCHWARTZ                     Director
------------------------------------
          ALAN D. SCHWARTZ

 /s/ WARREN J. SPECTOR                    Director
------------------------------------
          WARREN J. SPECTOR


 /s/ VINCENT TESE                         Director
------------------------------------
            VINCENT TESE


 /s/ FRED WILPON                          Director
------------------------------------
             FRED WILPON


 /s/ SAMUEL L. MOLINARO JR.               Senior Vice President - Finance
------------------------------------         and Chief Financial Officer
       SAMUEL L. MOLINARO JR.                (Principal Financial Officer)


 /s/ MARSHALL J LEVINSON                  Controller
------------------------------------         (Principal Accounting Officer)
         MARSHALL J LEVINSON

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

4(a)(1)         --           Restated Certificate of Incorporation of the
                             Registrant (incorporated by reference to Exhibit
                             4(a)(1) to the Registration Statement on Form S-3
                             (File No. 333-57083)).

4(a)(2)         --           Certificate of Stock Designation relating to the
                             Registrant's Adjustable Rate Cumulative Preferred
                             Stock, Series A (incorporated by reference to
                             Exhibit 4(a)(6) to the Registration Statement on
                             Form S-8 (File No. 33-49979)).

4(a)(3)         --           Certificate of Stock Designation relating to the
                             Registrant's Cumulative Preferred Stock, Series E
                             (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                             14, 1998).

4(a)(4)         --           Certificate of Stock Designation relating to the
                             Registrant's Cumulative Preferred Stock, Series F
                             (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April
                             20, 1998).

4(a)(5)         --           Certificate of Stock Designation relating to the
                             Registrant's Cumulative Preferred Stock, Series G
                             (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June
                             18, 1998).

4(b)            --           Amended and Restated By-laws of the Registrant
                             (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration
                             Statement on Form S-8 (File No. 333-81901)).

23(a)           --           Consent of Deloitte & Touche LLP.

24              --           Power of attorney (included in the signature pages
                             to the Registration Statement).